Exhibit 99.1

Behringer Harvard Multifamily REIT I, Inc.
Enters into Arrangements to Become Self-Managed

DALLAS, August 6, 2013 — Behringer Harvard Holdings, LLC (Behringer Harvard) announced today that a special committee of the board of directors of Behringer Harvard Multifamily REIT I, Inc. (the REIT) and affiliates of Behringer Harvard, including the REIT’s dedicated advisor and property manager, have entered into contractual arrangements whereby the REIT will begin the process of becoming self-managed.

The self-management transaction has been structured to allow time for the REIT to develop its own internal resources capable of replacing various services currently provided by Behringer Harvard.

The REIT’s management team remains essentially the same, although five executives who have been solely dedicated to the REIT as employees of Behringer Harvard are now employees of the REIT. In addition, Mr. Robert S. Aisner, who will remain an employee of Behringer Harvard, will continue in his role as CEO of the REIT until the self-management process is completed, at which time Mr. Mark T. Alfieri will become CEO, in addition to retaining those positions he now holds. Operations will continue as usual, and this event is expected to be seamless for the REIT’s shareholders, their financial representatives, residents at the multifamily communities in the REIT’s portfolio and others doing business with the REIT.

“In our ongoing efforts to maximize long-term shareholder value, we expect this change to provide the REIT with structural flexibility that will facilitate execution of a future liquidity event,” said Mr. Aisner.

Members of the executive management team, previously employed on behalf of Behringer Harvard, who have become employees of the REIT are Mr. Mark T. Alfieri, President and Chief Operating Officer; Mr. Howard S. Garfield, Chief Financial Officer; Mr. Ross P. Odland, Senior Vice President - Portfolio Management; Mr. Daniel J. Rosenberg, General Counsel — Securities and Risk Management; and Ms. Margaret M. Daly, Senior Vice President - Property Management.

As part of the process, the special committee engaged Alston & Bird LLP as legal counsel and Silver Portal Capital, LLC as financial advisor; Behringer Harvard engaged Jenner & Block LLP as legal counsel and Robert A. Stanger & Co., Inc. as financial advisor.

The portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 55 multifamily communities in 14 states comprising 15,394 apartment homes.

About Behringer Harvard

Behringer Harvard creates, manages and distributes global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

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This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. and related to the occurrence and timing of the self-management transactions described in this release that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Multifamily REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	David Nesmith Richards Partners for Behringer Harvard david_nesmith@richards.com 214.891.2864

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